      EXHIBIT 99.2

INFRASTUCTURE DEVELOPMENTS CORP.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Contents

                                                                                                                              Page

Introduction                                                                                                     2

Unaudited Pro Forma Condensed Consolidated Balance Sheets                          3

Unaudited Pro Forma Condensed Consolidated Statement of Operations             4

      EXHIBIT 99.2

INTRODUCTION TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following pro forma consolidated balance sheets, pro forma consolidated statements of operations and explanatory notes give effect to the merger of the Company and Intelspec International Inc.

     The pro forma consolidated balance sheets and pro forma consolidated statements of operations are based on the estimates and assumptions set forth in the explanatory notes. The pro forma consolidated balance sheets and the pro forma consolidated statements of operations have been prepared utilizing the historical financial statements of the Company and Intelspec International Inc. and should be read in conjunction with the historical financial statements and notes thereto.

     The pro forma consolidated balance sheets have been prepared as if the merger occurred on December 31, 2009. The pro forma consolidated statements of operations have been prepared as if the merger occurred on January 1, 2009 and carried through to December 31, 2009.

     This pro forma consolidated financial data is provided for illustrative purposes only, and does not purport to be indicative of the actual financial position or results of operations had the merger occurred at the beginning of the fiscal period presented, nor is it necessarily indicative of the results of future operations.

INFRASTRUCTURE DEVELOPMENTS CORP.
UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2009

	Infrastructure Developments Corp.	Infrastructure Developments Corp.	Adjustments	Intelspec International Inc.	Adjustments	Proforma
	December 31, 2009	December 31, 2009
	(Canadian Dollars)[1]	(U.S. Dollars)[1]		December 31, 2009		December 31, 2009
ASSETS
Current Assets
Cash	$ 15,699	$ 15,000		$ 215,077		$ 230,077
Receivables, net	-	-		462,795		462,795
Inventories	-	-		2,411,443		2,411,443
Prepaid expenses	523	500		202,392		202,892
Other current assets	-	-		30,141		30,141
Total Current Assets	16,222	15,500		3,321,848		3,337,348

FIXES ASSETS, Net	-	-		3,186,288		3,186,288

TOTAL ASSETS	$ 16,222	$ 15,500		$ 6,508,136		$ 6,523,636

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Notes Payable	$ -	$ -		$ 2,361,663		2,361,663
Shareholders' Loans	52,238	49,913		-		49,913
Demand loans payable to related parties	153,176	146,360		-		146,360
Accounts payable	16,260	15,536		677,596		693,132
Accrued expenses	2,093	2,000		387,709		389,709
Total Current Liabilities	223,767	213,809		3,426,968		3,640,778

TOTAL LIABILITIES	223,767	213,809		3,426,968		3,640,778

Stockholders' Equity (Deficit)
Share Capital[2,3]	15,715	15,016	(16)	16,272	(16,272)	15,000
Additional paid-in capital[2]	22,313	21,320		5,617,245	16,272	5,654,838
Foreign Currency Translation[3]	2,290	2,188	16	-		2,204
Accumulated (Deficit)	(247,863)	(236,833)		(2,552,350)		(2,789,183)
Total Stockholders' Equity (Deficit)	(207,545)	(198,309)		3,081,168		2,882,859

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 16,222	$ 15,500		$ 6,508,136		$ 6,523,636

Explanatory Notes:

1. The December 31, 2009 Consolidated Balance Sheets of the Company filed with US Securities and Exchange Commissions on Form 10-Q on February 12, 2010 were presented in Canadian Dollars. We have converted those Consolidated Balance Sheets to US Dollars using the December 31, 2009 CAD-to-USD exchange rate of 0.9555 as published by the Bank of Canada.

2. The Share Capital of Intelspec International Inc. has been eliminated and recorded as Additional Paid-in Capital so as to only reflect the Share Capital of the Company.

3. There were 15,000,000 shares of Common Stock issued and outstanding on December 31, 2009. The Canadian Dollar amount for Share Capital ($15,715) is the result of the historical exchange rates in effect on the various dates shares were issued and retired. The conversion from CAD to USD at the rate effective on December 31, 2009 resulted in a difference of $16. To reflect the correct USD amount for Share Capital, this difference has been deducted from Share Capital and added to Foreign Currency Translation.

INFRASTRUCTURE DEVELOPMENTS CORP.
UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009

	Infrastructure Developments Corp.[1]	Infrastructure Developments Corp.[2]	Infrastructure Developments Corp.[3]	Infrastructure Developments Corp.[4]	Infrastructure Developments Corp.[5]	Intelspec International Inc. For the Year Ended	Proforma
	For the Year Ended	For the 6 Months Ended	For the 6 Months Ended	For the Year Ended	For the Year Ended
	June 30, 2009	December 31, 2008	December 31, 2009	December 31, 2009	December 31, 2009	December 31, 2009
	(Canadian Dollars)	(Canadian Dollars)	(Canadian Dollars)	(Canadian Dollars)	(United States Dollars)
Net Revenues
Revenue from material sales	$ -	$ -	$ -	$ -	$ -	$ 889,639	$ 889,639
Revenue from equipment rental	-	-	-	-	-	982,688	982,688
Project Management	-	-	-	-	-	94,539	94,539
Total Net Revenues	-	-	-	-	-	1,966,866	1,966,866

Cost of Goods Sold	-	-	-	-	-	1,194,671	1,194,671

Gross Profit	-	-	-	-	-	772,195	772,195

Expenses
General, selling and admin. expenses	33,793	17,675	22,487	38,605	36,887	221,173	258,060
Salaries and wages	-	-	-	-	-	306,758	306,758
Depreciation and amortization expense	-	-	-	-	-	61,074	61,074
Total Expenses	33,793	17,675	22,487	38,605	36,887	589,006	622,799

INCOME (LOSS) FROM OPERATIONS	(33,793)	(17,675)	(22,487)	(38,605)	(36,887)	183,189	146,302

Other Income (Expense)	(1,687)	374	4,580	2,519	2,407	(155,856)	(153,449)

Income (Loss) before income tax	(35,480)	(17,301)	(17,907)	(36,086)	(34,480)	27,333	(7,147)

Provision for income taxes	-	-	-	-	-	-	-

NET INCOME (LOSS)	$ (35,480)	$ (17,301)	$ (17,907)	$ (36,086)	$ (34,480)	$ 27,333	$ (7,147)

Explanatory Notes:

1. The Consolidated Statement of Operations for the year ended June 30, 2009 was filed with the US Securities and Exchange Commissions on Form 10-K on October 16, 2009.
2. The Consolidated Statement of Operations for the six months ended December 31, 2008 was filed with the US Securities and Exchange Commissions on Form 10-Q on February 23, 2009.
3. The Consolidated Statement of Operations for the six months ended December 31, 2009 was filed with the US Securities and Exchange Commissions on Form 10-Q on February 12, 2010.

4. The Consolidated Statement of Operations for the year ended December 31, 2009 was calculated by subtracting the Statement of Operations for the six months ended December 31, 2008 from the Statement of Operations for the year ended June 30, 2009 and adding the Statement of Operations for the six months ended December 31, 2009.

5. The Consolidated Statements of Operations noted above were presented in Canadian Dollars. We have converted the Consolidated Statement of Operations for the year ended December 31, 2009 to US Dollars using the December 31, 2009 CAD-to-USD exchange rate of 0.9555 as published by the Bank of Canada.

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